Exhibit 21

                           PLAYBOY ENTERPRISES, INC.
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The following are wholly-owned or partially-owned subsidiaries of the corporations preceding them that are less indented. Unless otherwise indicated, each corporation is a 100%-owned subsidiary of PLAYBOY ENTERPRISES, INC., or the last preceding less-indented corporation, as the case may be:

PLAYBOY ENTERPRISES, INC. (Delaware 4-30-98)

     PEI HOLDINGS, INC. (Delaware 11-24-98)

         SPICE ENTERTAINMENT, INC. (Delaware 5-13-92)
                  CPV PRODUCTIONS, INC. (Delaware 3-5-94)
                  CYBERSPICE, INC. (Delaware 4-19-94)
                  MH PICTURES, INC. (California 2-11-93)
                  PLANET SPICE, INC. (Delaware 12-22-00)
                  SEI 4 ApS (Denmark 10-1-98)
                  SPICE DIRECT, INC. (Delaware 10-26-92)
                  SPICE INTERNATIONAL, INC. (Delaware 7-31-92)
                  SPICE NETWORKS, INC. (New York 8-21-87)
                  SPICE PRODUCTIONS, INC. (Nevada 9-21-94)

         PLAYBOY ENTERPRISES INTERNATIONAL, INC. (Delaware 5-27-64)
                  ALTA LOMA ENTERTAINMENT, INC. (Delaware 8-13-01) ITASCA HOLDINGS, INC. (Illinois 7-30-87)
                  LAKE SHORE PRESS, INC. (Delaware 11-26-69)
                           Branches
                           --------
                           Hong Kong

                  LIFESTYLE BRANDS, LTD. (Delaware 9-14-70)
                  PLANET  PLAYBOY, INC.  (Delaware  9-29-99) Name changed from
                                           Playboy International, Inc. on 1/7/00
                           Branches
                           --------
                           Hong Kong
                           Japan

                           PLAYBOY CANADA, INC. (#3793761 Canada, Inc.)
                              (Canada 8-3-00)
                           PLANET PLAYBOY BRAZIL LICENCIAMENTO DE NOMES DE
                              DOMINIO LTDA. (Planet Playboy Brazil Domain Names Licensing Limited - Rio de Janeiro, Brazil September 14, 2002)

                  PLAYBOY CLUBS CHINA, LTD. (Cayman Islands 1-11-06)
                  PLAYBOY CLUBS INTERNATIONAL, INC. (Delaware 1-15-60)
                           PLAYBOY CLUB OF HOLLYWOOD, INC. (Delaware 10-30-61) PLAYBOY CLUB OF NEW YORK, INC. (New York 10-14-60) PLAYBOY OF LYONS, INC. (Wisconsin 7-23-65)
                           PLAYBOY OF SUSSEX, INC. (Delaware 7-22-68)
                           PLAYBOY PREFERRED, INC. (Illinois 8-11-66)

                  PLAYBOY.COM, INC. (Delaware 11-25-98) Name changed from
                                                Playboy Online, Inc. on 12/14/99
                           PLAYBOY.COM INTERNET GAMING, INC. (Delaware 12-19-00)
                                 PLAYBOY.COM RACING, INC. (Delaware 2-27-01)
                                 PLAYBOY.COM INTERNET GAMING (GIBRALTAR) LIMITED
                                                             (Gibraltar 2/12/01)
                           SPICETV.COM, INC.(Delaware - 3/8/00 Name changed from
                                              Cyberspice.com, Inc. on 3/2/01)

                  PLAYBOY ENTERTAINMENT GROUP, INC. (Delaware 11-30-89)
                           ADULTVISION COMMUNICATIONS, INC. (Delaware 5-12-95) ALTA LOMA DISTRIBUTION, INC. (Delaware 7-7-69)
                           AL ENTERTAINMENT, INC. (California 4-3-98) formerly
                                                          known as Alta Loma
                                                          Entertainment, Inc. -
                                                          name change: 9/26/01)
                           ANDRITA STUDIOS, INC. (California 3-19-03)
                           CJI HOLDINGS, INC. (Delaware 1-27-06)
                           ICS ENTERTAINMENT, INC. (Delaware 12-22-65)
                                                  Name changed from After Dark
                                                  Video, Inc. on 7-27-05
                           IMPULSE PRODUCTIONS, INC. (Delaware 1-9-84)
                           INDIGO ENTERTAINMENT, INC. (Illinois 11-5-76) MYSTIQUE FILMS, INC. (California 6-16-95)
                           PLAYBOY TV INTERNATIONAL, LLC (PTVI) (1)
                                 (Delaware 6-15-99)
                                 CANDLELIGHT MANAGEMENT LLC (Delaware 11-30-00)
                                        1945/1947 CEDAR RIVER C.V.
                                        (Netherlands Limited Partnership) (2)
                                              PTVI LIMITED (Cayman Islands)
                                 CHELSEA COURT HOLDINGS, LLC (Delaware 11-30-00) CLARIDGE ORGANIZATION LLC (Delaware 11-30-00)
                                        STICHTING 1945/1947 LA LAGUNA
                                        (Netherlands Trust)
                                 PLAYBOY TV-GmbH GERMANY (Germany)
                                 PLAYBOY TV INTERNATIONAL B.V. (Netherlands)
                                 PLAYBOY TV UK LIMITED (UK)
                                        PLAYBOY TV/UK BENELUX LTD. (United
                                        Kingdom)
                                 STV INTERNATIONAL B.V. (Netherlands)
                           PRECIOUS FILMS, INC. (California 9-28-94)
                           SEI INC. ApS (Denmark 10-1-98)
                           WOMEN PRODUCTIONS, INC. (California 11-1-95)

                  PLAYBOY GAMING INTERNATIONAL, LTD. (Delaware 8-26-70)
                           PLAYBOY CRUISE GAMING, INC. (Delaware 6-24-98) PLAYBOY GAMING UK, LTD. (Delaware 6-1-00)

                  PLAYBOY GAMING NEVADA, INC. (Nevada 8-12-98)
                  PLAYBOY JAPAN, INC. (Delaware 3-4-99)

                           Branches                  Subsidiaries
                           --------                  ------------
                           Japan

                  PLAYBOY MODELS, INC. (Illinois 8-8-56)
                  PLAYBOY PRODUCTS & SERVICES INTERNATIONAL, B.V.
                    (Netherlands 12-5-62)
                  PLAYBOY PROPERTIES, INC. (Delaware 11-29-63)
                  PLAYBOY SHOWS, INC. (Delaware10-7-68)
                  SPECIAL EDITIONS, LTD. (Delaware 5-1-79)

                  SPICE HOT ENTERTAINMENT, INC. (Delaware 6-29-01)
                           SEI 1 ApS (Denmark)
                  SPICE PLATINUM ENTERTAINMENT, INC. (Delaware 6-29-01) STEELTON, INC (Delaware 2-6-68)
                  TELECOM INTERNATIONAL, INC. (Florida 3-8-94)

*THE HUGH M. HEFNER FOUNDATION (an Illinois not-for-profit corporation 2-13-64)

(1) PTVI is 95% owned by Playboy Entertainment Group, Inc. and 5% owned by Adultvision Communications, Inc.

(2) 1945/1947 Cedar River is 99.998 % owned by Chelsea Court Holdings LLC, 0.001% owned by Candlelight Management LLC and 0.001% owned by Stichting 1945/1947 La Laguna.